UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01. Other Events

On September 17, 2009, MB Financial, Inc. (the “Company”) issued a press release announcing that it has completed its previously announced underwritten public common stock offering by issuing 12,578,125 shares of common stock, including 1,640,625 shares issued pursuant to the underwriters’ over-allotment option, at a public offering price of $16.00 per share, for aggregate gross proceeds of $201.3 million.  The Company also announced that it has notified the U.S. Department of the Treasury that the number of shares of the Company’s common stock underlying the warrant issued to the Treasury under the Treasury’s Capital Purchase Program will be reduced by 50%, from 1,012,048 shares to 506,024 shares.  A copy of the press release issued by the Company is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1           Press Release dated September 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.
Date: September 17, 2009	By:/s/ Jill E. York Jill E. York Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.                      Description

99.1                      Press Release dated September 17, 2009

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